UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) July 6, 2000

                             Commission File Number
                                     0-25424

                           --------------------------

                                 SEMITOOL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Montana                                     81-0384392
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                                 Semitool, Inc.
                655 West Reserve Drive, Kalispell, Montana 59901
                                 (406) 752-2107
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5.  Other Events

See the following press release, dated July 6, 2000, announcing the Company's Spectrum(TM) E product.

Contact:
Semitool, Inc.
Dana Scranton
Director Strategic Marketing
(406) 751-6360

FOR IMMEDIATE RELEASE

             SPECTRUMTM E COMBINES SPRAY AND IMMERSION TECHNOLOGIES
                        WITH SURFACE-TENSION GRADIENT DRY

        Enhanced Spectrum E Batch Processor Cleaning System from Semitool

Kalispell, MT - July 6, 2000 - Semitool, Inc. (Nasdaq: SMTL), a leading supplier of wafer surface preparation and electrochemical deposition (ECD) systems, today introduced the SpectrumTM E automated modular batch wafer cleaning system, which can be configured in multiple spray/immersion combinations to satisfy unique and demanding customer processing requirements. Designed for stripping, critical cleaning, and etching applications in high volume manufacturing, the Spectrum E features the incorporation of a surface-tension-gradient-dry capability, a plus in applications requiring ultra-clean drying.

"The Spectrum E is an enhanced, automated batch wafer surface preparation platform," said Dana Scranton, Director Strategic Marketing at Semitool, "designed to provide high throughput, closed-loop machine and process control, hybrid spray/immersion wafer handling capability, compact footprint, low cost of ownership, and flexible process formats."

The tool's hybrid spray/immersion capability allows mix spray processes such as HydrOzone(TM) and traditional immersion. The modular Spectrum E solution is currently available to process 150mm and 200mm carriers, with 300mm capability under development. This tool provides a common configuration platform throughout the fab, from front-end-of-line (FEOL) to back-end-of-line (BEOL).

Occupying only 72 square feet of floor space, the Spectrum E builds on more than two decades of experience in on-axis spray technology. The system features a compact, 50-wafer carrier-less design and a "smart" architecture that allows the tool to do preventative maintenance, statistical process and tool control, and to optimize operation.

In addition, the Spectrum E includes a controlled mini-environment that provides real-time control of flow and pressures to ensure clean operation. The tool will be displayed in the Semitool booth #1726 at the upcoming SEMICON West exhibition, held July 10-12 in San Francisco.

About Semitool, Inc.
Semitool is a worldwide leader in the design, development, manufacture, and support of high performance wet chemical processing equipment for use in the fabrication of semiconductor devices. Its primary families of tools include electrochemical deposition systems for the plating of copper interconnects for integrated circuits and other metals for various applications, and wafer surface preparation systems for cleaning, stripping, and etching processes.

Founded in 1979 and headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The Company's stock trades on the Nasdaq National Market under the symbol SMTL.

Safe Harbor Statement

Except for historical information, the matters discussed in this news release include forward-looking statements, including in particular those statements relating to the development of the Spectrum E's capability to process 300mm wafers. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from those projected, such as the risks associated with the development of 300mm wafer processing capability for the Spectrum E. A further discussion of risk factors is included in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Spectrum E and HydrOzone are trademarks of Semitool, Inc.

For more information on Semitool, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO (1-800-776-4636) and enter the company ticker symbol, SMTL, or visit our web site at www. semitool.com.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Semitool, Inc.
(Registrant)

July 6, 2000 by

/s/William A. Freeman
-----------------------
Chief Financial Officer